UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 12, 2024

2U, LLC

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware

(STATE OR OTHER JURISDICTION)

001-36376	26-2335939
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

2345 Crystal Drive Suite 1100 Arlington, Virginia	22202
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(301) 892-4350

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol*	Name of each exchange on which registered*
Common Stock, $0.001 par value per share	TWOU	The Nasdaq Global Select Market

*  On August 7, 2024, the registrant’s common stock was suspended from trading on The Nasdaq Global Select Market and trades in the registrant’s common stock began being quoted on the OTC Pink Market under the symbol “TWOUQ.” The Nasdaq Stock Market LLC filed a Form 25-NSE on September 6, 2024 to delist the registrant’s common stock and to remove it from registration under Section 12(b) of the U.S. Securities Exchange Act of 1934, as amended, which deregistration will be effective 10 days, or such shorter period as the U.S. Securities and Exchange Commission may determine, after filing of the Form 25-NSE.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed, on July 25, 2024, 2U, Inc. (the “Company”) and certain of its U.S. subsidiaries (such subsidiaries, together with the Company, the “Debtors”) commenced voluntary cases (collectively, the “Chapter 11 Cases”) under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) providing for a court-administered reorganization pursuant to its prepackaged joint plan of reorganization (as amended and supplemented, the “Plan”). The Chapter 11 Cases are being jointly administered under the caption “In re: 2U, Inc., et al. Case No. 24-11279 (MEW) (Bankr. S.D.N.Y.).”

As previously disclosed, on September 9, 2024, the Bankruptcy Court entered an Order (A) Approving (I) the Disclosure Statement and (II) Confirming the Second Amended Joint Prepackaged Plan of Reorganization of 2U, Inc. and its Debtor Affiliates under Chapter 11 of the Bankruptcy Code, and (B) Granting Related Relief (the “Confirmation Order”) confirming the Plan. A summary of the material terms of the Confirmation Order and related matters is contained in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on September 10, 2024.

On September 13, 2024 (the “Effective Date”), the Plan became effective and the Company emerged from the Chapter 11 Cases after completing a series of transactions through which, among other things, all issued and outstanding shares of the Company’s common stock, par value $0.001 per share, were cancelled and extinguished without consideration.

The Company intends to terminate its reporting obligations under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and continue as a private company.

Item 1.01	Entry into a Material Definitive Agreement.

Exit First Lien Credit Agreement

On the Effective Date, prior to the Conversion (as defined below), the Debtors entered into that certain Credit and Guaranty Agreement (the “Exit First Lien Credit Agreement”) with the lenders party thereto and Alter Domus (US) LLC, as administrative agent and collateral agent, which provides for $414.3 million initial aggregate principal amount of senior secured first lien term loans in exchange for the full and final satisfaction, settlement, release, and discharge of the loans under the Existing First Lien Credit Agreement (as defined below).

On the Effective Date following entry into the Exit First Lien Credit Agreement, the Debtors paid a closing fee equal to 1.00% of the initial aggregate principal amount of the term loans under the Exit First Lien Credit Agreement in-kind and subsequently repaid $30.0 million aggregate principal amount of loans under the Exit First Lien Credit Agreement with the proceeds of the Equity Rights Offering (as defined below). The Debtors are required to repay $20.0 million aggregate principal amount of loans under the Exit First Lien Credit Agreement on December 15, 2025 and an additional $20.0 million aggregate principal amount of loans under the Exit First Lien Credit Agreement on June 15, 2026 (collectively, the “Scheduled Payments”), with the quantum of such Scheduled Payments reduced, pro rata, by 50% of prepayments actually made with the proceeds of the sale of assets in the “Alternative Credentials Segment” (as set forth in the Company’s financial statements on the Effective Date), if any. The loans under the Exit First Lien Credit Agreement will mature on December 16, 2026. Borrowings under the Exit First Lien Credit Agreement amortize in equal quarterly instalments (commencing on December 31, 2024) in an amount equal to 1.00% per annum of the principal amount, with the remaining balance due at final maturity.

From the Effective Date through March 31, 2025, loans under the Exit First Lien Credit Agreement will bear interest at a per annum rate equal to a base rate or the Term SOFR rate (subject to a floor of 0.75%), as applicable, plus a margin of 5.50%, in the case of base rate loans, and 6.50%, in the case of Term SOFR loans. From April 1, 2025 through December 31, 2025, loans under the Exit First Lien Credit Agreement will bear interest at a per annum rate equal to a base rate or the Term SOFR rate (subject to a floor of 0.75%), as applicable, plus a margin of between 4.50% and 5.50%, in the case of base rate loans, and between 5.50% and 6.50%, in the case of Term SOFR loans, depending on the Company’s Consolidated First Lien Net Leverage Ratio (as defined in the Exit First Lien Credit

Agreement). Thereafter, loans under the Exit First Lien Credit Agreement will bear interest at a per annum rate equal to a base rate or the Term SOFR rate (subject to a floor of 0.75%), as applicable, plus a margin of between 5.50% and 6.50%, in the case of base rate loans, and between 6.50% and 7.50%, in the case of Term SOFR loans, depending on the Company’s Consolidated First Lien Net Leverage Ratio (as defined in the Exit First Lien Credit Agreement).

Loans under the Exit First Lien Credit Agreement may be prepaid in whole or in part at any time on or prior to June 15, 2026 without premium or penalty; thereafter, the Company must pay a prepayment premium of 1.0% of the amount of the loans so prepaid; provided that such prepayment premium shall not apply to scheduled amortization installment payments and Scheduled Payments. The Company must prepay loans under the Exit First Lien Credit Agreement with, among other things and subject to certain exceptions, the net cash proceeds of certain asset sales and the incurrence or issuance of specified refinancing indebtedness, in each case, subject to certain reinvestment rights, and with the net cash proceeds of certain non-recurring payments.

The obligations under the Exit First Lien Credit Agreement are guaranteed by the Debtors and certain of the Company’s other subsidiaries (collectively, the “Credit Parties”). The obligations under the Exit First Lien Credit Agreement are secured, subject to customary permitted liens and other agreed-upon exceptions, by a perfected first lien security interest in all tangible and intangible assets of the Credit Parties, except for certain customary excluded assets.

The Exit First Lien Credit Agreement contains representations and warranties, affirmative and negative covenants, events of default, and other provisions customary for financings of this type and size. The Exit First Lien Credit Agreement contains financial covenants that require the Company to maintain (i) a minimum average week-ending Liquidity (as defined in the Exit First Lien Credit Agreement), tested as of the last day of each fiscal month, and (ii) a maximum Consolidated First Lien Net Leverage Ratio (as defined in the Exit First Lien Credit Agreement) as of the last day of any period of four consecutive fiscal quarters of the Company, in each case as set forth in the Exit First Lien Credit Agreement.

If an event of default under the Exit First Lien Credit Agreement occurs and is continuing, then, at the request (or with the consent) of the lenders holding the applicable requisite amount of commitments and loans under the Exit First Lien Credit Agreement, upon notice by the administrative agent to the Company, the obligations under the Exit First Lien Credit Agreement shall become immediately due and payable. In addition, if the Credit Parties become the subject of voluntary or involuntary proceedings under any bankruptcy, insolvency or similar law, then any outstanding obligations under the Exit First Lien Credit Agreement will automatically become immediately due and payable. During the continuance of an event of default, all overdue amounts of principal and interest under the Exit First Lien Credit Agreement will bear interest at the applicable rate, plus an additional 2.00% per annum.

Exit Second Lien Credit Agreement

On the Effective Date, prior to the Conversion, the Debtors entered into that certain Second Lien Credit and Guaranty Agreement (the “Exit Second Lien Credit Agreement”) with the lenders party thereto and Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent, which provides for approximately $65.06 million initial aggregate principal amount of senior secured second lien term loans in exchange for the full and final satisfaction, settlement, release, and discharge of the loans under the DIP Credit Agreement (as defined below). On the Effective Date following entry into the Exit Second Lien Credit Agreement, the Debtors paid a closing fee equal to 2.00% of the initial aggregate principal amount of the term loans under the Exit Second Lien Credit Agreement in-kind.

The loans under the Exit Second Lien Credit Agreement will mature on June 14, 2027. No amortization payments are required for borrowings under the Exit Second Lien Credit Agreement.

Loans under the Exit Second Lien Credit Agreement will bear interest at a per annum rate equal to a base rate or the Term SOFR rate (subject to a floor of 0.75%), as applicable, plus a margin of 8.50%, in the case of base rate loans, and 9.50%, in the case of Term SOFR loans, in each case, payable in kind.

Subject to applicable intercreditor arrangements, loans under the Exit Second Lien Credit Agreement may be prepaid in whole or in part at any time without premium or penalty. Subject to applicable intercreditor arrangements, the Company must prepay loans under the Exit Second Lien Credit Agreement with, among other things and subject to certain exceptions, the net cash proceeds of certain asset sales and the incurrence or issuance of specified refinancing indebtedness, in each case, subject to certain reinvestment rights, and with the net cash proceeds of certain non-recurring payments.

The obligations under the Exit Second Lien Credit Agreement are guaranteed by the Credit Parties. The obligations under the Exit Second Lien Credit Agreement are secured, subject to customary permitted liens and other agreed-upon exceptions, by a perfected second lien security interest in all tangible and intangible assets of the Credit Parties, except for certain customary excluded assets.

The Exit Second Lien Credit Agreement contains representations and warranties, affirmative and negative covenants, events of default, and other provisions customary for financings of this type and size. The Exit Second Lien Credit Agreement contains financial covenants that require the Company to maintain (i) a minimum average week-ending Liquidity (as defined in the Exit Second Lien Credit Agreement), tested as of the last day of each fiscal month, and (ii) a maximum Consolidated First Lien Net Leverage Ratio (as defined in the Exit Second Lien Credit Agreement) as of the last day of any period of four consecutive fiscal quarters of the Company, in each case, as set forth in the Exit Second Lien Credit Agreement. Baskets, ratios, and financial covenants contained in the Exit Second Lien Credit Agreement are subject to a 20% cushion as compared to the corresponding baskets, ratios, and financial covenants contained in the Exit First Lien Credit Agreement.

Subject to applicable intercreditor arrangements, if an event of default under the Exit Second Lien Credit Agreement occurs and is continuing, then, at the request (or with the consent) of the lenders holding the applicable requisite amount of commitments and loans under the Exit Second Lien Credit Agreement, upon notice by the administrative agent to the Company, the obligations under the Exit Second Lien Credit Agreement shall become immediately due and payable. In addition, if the Credit Parties become the subject of voluntary or involuntary proceedings under any bankruptcy, insolvency or similar law, then, subject to applicable intercreditor arrangements, any outstanding obligations under the Exit Second Lien Credit Agreement will automatically become immediately due and payable. During the continuance of an event of default, all overdue amounts of principal and interest under the Exit Second Lien Credit Agreement will bear interest at the applicable rate, plus an additional 2.00% per annum.

LLC Agreement

In connection with the emergence from the Chapter 11 Cases, on the Effective Date, the Company converted to a limited liability company organized under the laws of Delaware (the “Conversion”) and changed its name to 2U, LLC. Immediately following the Conversion, the Company and the Convertible Noteholders (as defined below) (in such capacity, the “Members”) entered into a Limited Liability Company Agreement of 2U, LLC (the “LLC Agreement”). Pursuant to the LLC Agreement, as of the Effective Date, the Members collectively own 100% of the equity of the Company.

Pursuant to the LLC Agreement, the management of the Company will be undertaken by a board of managers (the “Board”) who will be appointed by the Members in accordance with the terms of the LLC Agreement. Pursuant to the LLC Agreement, the Company may not undertake certain actions without the prior approval of the requisite members of the Board in accordance with the terms of the LLC Agreement, including, among other things, the issuance of additional equity of the Company, entry into or amendment of material contracts, entry into equity compensation plans, initiation or settlement of material litigation, incurrence of material indebtedness, acquisition or disposition of material assets, or undertaking an initial public offering.

Furthermore, the Company may not, without the consent of certain Members so long as such Members hold a requisite percentage of equity interests of the Company, undertake certain actions, including, among other things, amending the LLC Agreement, changing the size of the Board, or filing for bankruptcy or insolvency.

The LLC Agreement contains customary tag, drag, registration, and preemptive rights, as well as indemnification provisions and governance provisions, among others.

Item 1.02	Termination of a Material Definitive Agreement.

Pursuant and subject to the terms of the Plan, on the Effective Date, the obligations of the Company and the other Debtors under the following agreements were cancelled:

•

that certain Indenture, dated as of April 23, 2020, between the Company and Wilmington Trust, National Association, as trustee (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time), and all 2.25% convertible senior notes due May 1, 2025 issued thereunder (the “2025 Notes”) and all documentation related thereto;

•

that certain Indenture, dated as of January 11, 2023, between the Company and Wilmington Trust, National Association, as trustee (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time), and all 4.50% senior unsecured convertible notes due February 1, 2030 issued thereunder (together with the 2025 Notes, the “Convertible Notes”) and all documentation related thereto;

•

that certain Credit and Guaranty Agreement, dated as of June 28, 2021, among the Debtors, the lenders party thereto, and Alter Domus (US) LLC, as administrative agent and collateral agent (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Existing First Lien Credit Agreement”), and all documentation related thereto;

•

that certain Debtor-In-Possession Credit and Guaranty Agreement, dated as of July 29, 2024, by and among the Debtors, the lenders party thereto (in such capacity, the “DIP Lenders”), and Wilmington Savings Fund Society, FSB, as administrative agent and collateral agent (the “DIP Credit Agreement”), and all documentation related thereto; and

•	all equity incentive plans of the Company and all documentation related thereto, including options, restricted stock units, performance stock units, and other awards.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K (this “Current Report”) under the headers “Exit First Lien Credit Agreement” and “Exit Second Lien Credit Agreement” is incorporated herein by reference.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on August 1, 2024 (the “August 1 Form 8-K”), in connection with the Chapter 11 Cases and the entry by the Bankruptcy Court of the interim order (the “Interim Order”) authorizing and approving the DIP Facility (as defined below), on July 29, 2024, the Debtors entered into the DIP Credit Agreement. Pursuant to the DIP Credit Agreement, the DIP Lenders agreed to provide a secured, multi-draw, junior lien debtor-in-possession financing facility in an aggregate principal amount of up to $64 million (the “DIP Facility”), with an initial draw of $60 million that occurred on July 29, 2024 following entry of the Interim Order. On September 10, 2024, the Bankruptcy Court entered a Final Order (A) Authorizing the Debtors To (I) Obtain Junior Lien Postpetition Financing and (II) Use Cash Collateral; (B) Granting Liens and Superpriority Claims; (C) Granting Adequate Protection to Certain Parties; and (D) Granting Related Relief approving the DIP Facility on a final basis. On September 12, 2024, a subsequent draw in an amount of $4 million occurred.

The foregoing description of the DIP Credit Agreement and the DIP Facility does not purport to be complete and is qualified in its entirety by reference to the information regarding the DIP Credit Agreement and DIP Facility set forth in the Company’s Current Report on Form 8-K filed with the SEC on July 25, 2024 (including the full text of the DIP Credit Agreement, a copy of which is filed as Exhibit 10.3 to such Current Report) and the August 1 Form 8-K, which information is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report under the header “LLC Agreement” is incorporated herein by reference.

Upon the effectiveness of the Plan, on the Effective Date, all previously issued and outstanding equity interests in the Company were cancelled and the Company issued 100% of its equity interests, pro rata, to the holders of the Convertible Notes. Upon effectiveness of the Conversion, the Company issued 17,857,143 Units, representing 100% of its Units (as defined in the LLC Agreement), pro rata, to the Members in accordance with the terms of the Plan.

As previously disclosed, the Company offered to all holders of the Convertible Notes rights to purchase their pro rata share of Units for an aggregate amount of not less than $46.5 million (the “Equity Rights Offering”), the proceeds of which will be used to fund certain obligations under the Plan (including a partial paydown of the loans under the Exit First Lien Credit Agreement). In connection with the Equity Rights Offering, on July 24, 2024, the Company entered into a commitment letter with certain holders of Convertible Notes (in such capacity, the “Equity Rights Offering Backstop Parties”) to provide for backstopped commitments of not less than $46.5 million to fund the Equity Rights Offering less the amount the Equity Rights Offering Backstop Parties were entitled to subscribe for in the Equity Rights Offering. On the Effective Date, immediately following the Conversion, the Company issued 6,642,857 Units to the Members, representing the fully funded amount of the Equity Rights Offering.

The issuance of equity securities described above was exempt from registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and/or Section 1145 of the Bankruptcy Code (which generally exempts from such registration requirements the issuance of securities under a plan of reorganization).

Item 3.03	Material Modifications to Rights of Security Holders.

The information set forth in the Introductory Note hereto and Item 1.02 of this Current Report is incorporated herein by reference.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note, Item 101 under the header “LLC Agreement,” and Item 3.02 of this Current Report is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Plan, effective as of the Effective Date and prior to the Conversion, all of the members of the board of directors of the Company then serving resigned from their roles as directors of the Company (and any committees of the board of directors thereof). None of the directors resigned as a result of any disagreement with the Company on any matter relating to its operations, policies, or practices.

On the Effective Date and immediately following the Conversion, the following individuals were appointed as Managers of the Company in accordance with the LLC Agreement: Brian Napack, Laurence Berg, Paul Lalljie, Jason Mudrick, Sean Britain, Bruce Emery, and Thomas C. Fleming. Except in connection with the transactions contemplated by the Plan, the Company is not aware of any related transactions or relationships between any such person and the Company that would require disclosure under Item 404(a) of Regulation S-K under the Securities Act.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and Item 1.01 under the header “LLC Agreement” of this Current Report is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

In connection with its emergence from the Chapter 11 Cases, the Company issued a press release on the Effective Date, a copy of which is furnished as Exhibit 99.1 to this Current Report and incorporated by reference herein.

The information in this Item 7.01, and Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any incorporation language in such a filing, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release, dated September 13, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

2U, LLC (f/k/a 2U, INC.)

By:	/s/ Matthew J. Norden
Matthew J. Norden
Chief Financial Officer

Dated: September 16, 2024